Exhibit 99.1

Press Release	Willis Towers Watson selects Carl Hess as President and Future CEO
ARLINGTON, VA, August 16, 2021 – Willis Towers Watson (NASDAQ: WLTW), a leading global advisory, broking and solutions company, today announced that its board of directors has unanimously selected Carl Hess as the company’s new president and next chief executive officer (CEO). Hess, who currently serves as Willis Towers Watson’s Head of Investment, Risk and Reinsurance business segment, will immediately assume the president role and succeed John Haley, upon his retirement, as CEO on January 1, 2022.

“Following a thorough, multi-year succession planning process, including input from a third-party consultant to assess the experience and attributes of potential internal and external candidates, the Board is confident Carl is the right person to guide the company forward,” said Victor Ganzi, Chairman. “Carl is an exceptional leader with a strong track record of delivering results, depth of experience and understanding across Willis Towers Watson’s various businesses and a proven ability to bring together and motivate colleagues across the company to deliver value for clients and shareholders. We look forward to his continued contributions as president and future CEO. On behalf of the Board, I want to thank John for his years of thoughtful leadership and continued guidance during this transition.”

Haley added, “Carl has played a key role in the evolution and growth of Willis Towers Watson through his diverse leadership roles across our business segments and geographies. I’m confident that with his leadership, Willis Towers Watson will continue to offer a compelling colleague experience, innovate and adapt to address client needs, deliver significant value for our shareholders and better the communities in which we live and work.”

“I’m honored by the opportunity to lead this exceptional company of talented, resilient and dedicated colleagues,” said Hess. “I am excited to fulfill our purpose for the benefit of our clients and all of our stakeholders: to create clarity and confidence today for a more sustainable tomorrow. Thanks to John’s leadership, Willis Towers Watson is well positioned to compete vigorously across our businesses around the world. I look forward to working together to ensure a smooth transition over the next several months.”

Hess began his career at the company in 1989 and has held diverse leadership positions spanning business segment and geography roles. Prior to his current role, Hess served as co-leader of North America at Willis Towers Watson and before that, managing director, the Americas, of Towers Watson. He served as the managing director of Towers Watson’s Investment business since January 2010 and also worked in a variety of roles for over 20 years at Watson Wyatt, lastly as global practice director of Watson Wyatt’s Investment business. Hess is a Fellow of the Society of Actuaries and the Conference of Consulting Actuaries, and a Chartered Enterprise Risk Analyst. He has a B.A. cum laude in logic and language from Yale University.

As previously announced, Willis Towers Watson will host an Investor Day on September 9, 2021. Specific details for this event will be announced at a later date.

Press Release	About Willis Towers Watson
Willis Towers Watson (NASDAQ: WLTW) is a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. With roots dating to 1828, Willis Towers Watson has 45,000 employees serving more than 140 countries and markets. We design and deliver solutions that manage risk, optimize benefits, cultivate talent, and expand the power of capital to protect and strengthen institutions and individuals. Our unique perspective allows us to see the critical intersections between talent, assets and ideas — the dynamic formula that drives business performance. Together, we unlock potential. Learn more at willistowerswatson.com.

PR Contact:
Miles Russell
Miles.russell@willistowerswatson.com
+44 (0) 7903262118

Investor Relations Contact:
Claudia De La Hoz
Claudiadelahoz@willistowerswatson.com
+1 215 246 6221

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, statements regarding future leadership transitions, the company’s future results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Willis Towers Watson’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Factors that could cause actual results to differ from those set forth in the forward-looking statements are identified under “Risk Factors” and elsewhere in Willis Towers Watson’s most recent Annual Report on Form 10-K and in subsequent quarterly reports filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Willis Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.